EXHIBIT NO. 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated February 22, 2002, included or incorporated by reference in the Kerr-McGee Corporation Annual Report on Form 10-K for the year ended December 31, 2001.

                                  ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma

May 31, 2002